Exhibit 99.1

CONTACTS:	Dennis Oates Chairman, President and CEO (412) 257-7609	Paul A. McGrath VP Administration, General Counsel and Corporate Secretary (412) 257-7603	June Filingeri President Comm-Partners LLC (203) 972-0186

FOR IMMEDIATE RELEASE

UNIVERSAL STAINLESS NAMES ROSS CAMERON WILKIN AS

VICE PRESIDENT OF FINANCE, CFO AND TREASURER

BRIDGEVILLE, PA, August 4, 2015 – Universal Stainless & Alloy Products, Inc. (Nasdaq: USAP) announced today that Ross Cameron Wilkin has been named Vice President of Finance, Chief Financial Officer and Treasurer of the Company, effective August 3, 2015. Mr. Wilkin succeeds Michael Bornak, who previously stepped down from the post.

Ross Wilkin, 45, has had over 22 years of steadily increasing finance leadership responsibilities across a range of corporate, divisional and public accounting positions and international geographies. He most recently served as Chief Financial Officer of Dynamics Inc., a Cheswick, PA-based financial technology firm that designs and manufactures intelligent payment devices and advanced payment platforms. From 2003 to 2014, Mr. Wilkin held several financial positions at the H.J. Heinz Company, including VP CFO of Heinz Australia and New Zealand, Divisional Finance Director for Heinz North America, and as a U.S. Senior Divisional Manager of Financial Planning. Prior to joining H.J. Heinz, Mr. Wilkin served as Finance Director for the European division of Marconi plc, having joined its predecessor company, RELTEC Corporation, in financial audit and planning. He began his finance career at KPMG in 1992, serving both in Toronto and in Cleveland. A native of Canada, Mr. Wilkin holds a Bachelor of Commerce degree (Accounting/Finance) from Carleton University in Ottawa, Ontario, Canada. In addition he is a Certified Public Accountant (USA) and a Chartered Accountant (Canada).

Chairman, President and CEO Dennis Oates commented: “Ross Wilkin brings a track record of effective leadership along with in-depth experience across a broad scope of financial and planning functions and across multiple geographies to Universal Stainless. He will play a vital role on our team, as we continue to drive the transformation of Universal Stainless. We welcome him on board.”

Mr. Wilkin commented: “I am excited to join Universal Stainless and I look forward to working with Denny Oates and the rest of the team to deliver upon the Company’s growth plans.”

About Universal Stainless & Alloy Products, Inc.

Universal Stainless & Alloy Products, Inc., headquartered in Bridgeville, PA, manufactures and markets semi-finished and finished specialty steels, including stainless steel, tool steel and certain other alloyed steels. The Company’s products are used in a variety of industries, including aerospace, power generation, oil and gas, and heavy equipment manufacturing. Established in 1994, the Company, with its experience, technical expertise, and dedicated workforce, stands committed to providing the best quality, delivery, and service possible. More information is available at www.univstainless.com.

Forward-Looking Information Safe Harbor

Except for historical information contained herein, the statements in this release are forward-looking statements that are made pursuant to the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results in future periods to differ materially from forecasted results. Those risks include, among others, the concentrated nature of the Company’s customer base to date and the Company’s dependence on its significant customers; the receipt, pricing and timing of future customer orders; changes in product mix; the limited number of raw material and energy suppliers and significant fluctuations that may occur in raw material and energy prices; risks related to property, plant and equipment, including the Company’s reliance on the continuing operation of critical manufacturing equipment; risks associated with labor matters; the Company’s ongoing requirement for continued compliance with laws and regulations, including applicable safety and environmental regulations; the ultimate outcome of the Company’s current and future litigation and matters; risks related to acquisitions that the Company may make; and the impact of various economic, credit and market risk uncertainties. Many of these factors are not within the Company’s control and involve known and unknown risks and uncertainties that may cause the Company’s actual results in future periods to be materially different from any future performance suggested herein. Any unfavorable change in the foregoing or other factors could have a material adverse effect on the Company’s business, financial condition and results of operations. Further, the Company operates in an industry sector where securities values may be volatile and may be influenced by economic and other factors beyond the Company’s control. Certain of these risks and other risks are described in the Company’s filings with the Securities and Exchange Commission (SEC) over the last 12 months, copies of which are available from the SEC or may be obtained upon request from the Company.

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